UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2012

ENTERCOM COMMUNICATIONS CORP.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-14461	23-1701044
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 City Avenue, Suite 809 Bala Cynwyd, Pennsylvania		19004
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 660-5610

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Resignation of General Counsel

On November 1, 2012, John C. Donlevie provided notice of his resignation from the position of General Counsel of Entercom Communications Corp. (the “Company”), effective December 31, 2012. Mr. Donlevie will continue to serve as Executive Vice President of the Company through his retirement on January 15, 2015.

(e)	Employment Agreement – John C. Donlevie

On November 1, 2012, Entercom Communications Corp. (the “Company”) entered into an Employment Agreement with John C. Donlevie, the Company’s Executive Vice President (the “Agreement”). The following is a summary description of the material terms of the Agreement and by its nature is incomplete. For further information regarding the terms and conditions of the Agreement, reference is made to the complete text of the Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2012.

The Agreement provides that, effective as of the close of business on December 31, 2012, Mr. Donlevie will resign as General Counsel of the Company. Mr. Donlevie will then continue to provide services to the Company through his retirement on January 15, 2015. During this period, Mr. Donlevie’s scheduled work hours will decline as others are assigned to take over specific duties.

The Agreement provides for an annual base salary of $300,000, from January 1, 2013 through December 31, 2013 and $150,000 from January 1, 2014 through January 15, 2015. In addition, for the calendar year 2012, Mr. Donlevie will be eligible for a normal discretionary performance bonus based on his arrangement prior to the start of the Agreement. For the calendar year 2013, while Mr. Donlevie will be eligible for consideration of a bonus, any such bonus will be reflective of his reduced duties and role in the Company.

The Agreement further provides that any unvested awards of options or restricted stock/restricted stock units under the Entercom Equity Compensation Plan that Mr. Donlevie holds at the date of termination of the Agreement (whether presently existing or hereafter granted) which have not vested by that date, shall become fully vested. In addition, any options to purchase Company stock issued under the Entercom Equity Compensation Plan that Mr. Donlevie holds as of the date of termination of the Agreement (whether presently existing or hereafter granted), shall be modified to provide that such options may be exercised for a period which is the shorter of (i) two years from and after the date of the termination of the Agreement or (ii) the period to the date of expiration of the term of such options.

Finally, the Agreement provides that it will automatically terminate upon Mr. Donlevie’s death or disability. In such event, however, the remaining salary scheduled to be paid thereunder through January 15, 2015 would be paid to Mr. Donlevie’s estate.

Item 8.01. Other Events

On November 1, 2012, Entercom Communications Corp. (the “Company”) announced that, effective January 1, 2013, Andrew Sutor will become the Company’s Senior Vice President and General Counsel.

Item 9.01. Exhibits

(d)	Exhibits

Exhibit No.	Title

99.1	Entercom Communications Corp.’s Press Release, issued November 1, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entercom Communications Corp.

By:	/s/ Stephen F. Fisher
Stephen F. Fisher
Executive Vice President

Dated: November 2, 2012

EXHIBIT INDEX

Exhibit No.	Title

99.1	Entercom Communications Corp.’s Press Release, issued November 1, 2012.